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                                                                    EXHIBIT 10.8
                                                                           DRAFT



                AVAYA INC. 2000 LONG TERM INCENTIVE PLAN ("PLAN")
                             STOCK OPTION AGREEMENT

Name                                                        Date of Grant
           <<First_Name>> <<Last_Name>>                           <<Grant_Date>>

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.


Pursuant to the Plan, you have been granted as of the date hereof an option (the "Option") to purchase from Avaya Inc. ("Avaya") <<Shares>> common shares, par value $.01 of Avaya ("Shares") at the price of <<Grant_Price>> per Share, subject to the terms and conditions of the Plan and to this agreement.

1. EXERCISABILITY OF OPTION. This Option may be exercised at any time prior to its Expiration Date or cancellation as follows:

     (a) 1/4th of the shares covered by this Option shall become exercisable on the first anniversary of the Grant Date. 1/48th of the shares covered by this Option shall become exercisable each month thereafter. The number of shares that becomes exercisable on any date will be rounded down to the next lowest whole number, and any fraction of a share shall be added to the portion of the Option becoming exercisable the following month.

     (b) Upon the termination of your employment by reason of Retirement or Disability, any portion of this Option which is then exercisable will remain exercisable until the Expiration Date and any portion of this Option which is not then exercisable will be canceled.

     (c) Upon the termination of your employment by reason of death, any portion of this Option which is not then exercisable will become exercisable and, along with any portion of this Option which is then exercisable, will remain exercisable until the Expiration Date.

     (d) Upon the termination of your employment for Cause, this Option will be canceled.

     (e) Upon the termination of your employment as a result of a Company Action, any portion of this Option equal to the greater of the portion of the Option that is outstanding and exercisable without regard to this clause (1)(e) or the Company Action Vesting Portion shall not be forfeited and canceled and shall become immediately exercisable until the earlier of the ninetieth day after termination of employment or the original Expiration Date. The Company Action Vesting Portion shall be determined by multiplying the number of shares of this Option by a fraction, the numerator of which shall be equal to the completed months since the date of the grant, and the denominator of which shall be equal to the number of complete months in the vesting period of this Option, and by subtracting from this product the number of shares of this Option that were previously exercised, if any.

     (f) Upon the termination of your employment for any reason other than Retirement, death, Disability, Cause or Company Action, any portion of this Option which is then exercisable will remain exercisable until the earlier of the ninetieth day after termination of employment or the original Expiration Date and any portion of this Option which is not then exercisable will be canceled.

     (g) It will not be considered a termination of your employment if you (i) transfer to or from Avaya and any Affiliate or (ii) are placed on an approved leave of absence. Unless otherwise determined by the Committee, it will be considered a termination of employment if your employer ceases to be Avaya or a Subsidiary.
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2.   DEFINITIONS.

     (a) RETIREMENT. "Retirement" means termination of employment with Avaya or any of its Affiliates under any of the following circumstances or entitlements:

               (i) Service Pension under the Avaya Retirement Income Plan as defined in such plan;

               (ii) Similar pension under any comparable plan or arrangement with the Company or a Subsidiary; or

               (iii) The sum of your years of service with the Company and your age at retirement equals or exceeds seventy-five.

     (b) DISABILITY. "Disability" means termination of employment under circumstances where you qualify for and receive payments under a long-term disability pay plan maintained by the Company or any Subsidiary or as required by or available under applicable local law.

     (c)  CAUSE. "Cause" means:

               (i)   violation of Avaya's code of conduct;

               (ii) conviction of (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude, or

               (iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to Avaya.

3. TERM OF OPTION. The last day ("Expiration Date") you can exercise this Option is the day preceding the tenth anniversary of the Date of Grant, except as provided in Section 1 above.

4. EXERCISE PROCEDURE. You may exercise this Option only by delivering to Avaya a notice in the form prescribed for this purpose. In order to exercise the Option, or any portion thereof, you must also pay to Avaya the exercise price in full, together with applicable withholding and/or other taxes, in accordance with the operating rules of the Plan. Exercise of the Option shall take effect on the date the notice of exercise is actually received in accordance with procedures specified by Avaya.

5. ISSUANCE OF AVAYA SHARES. Following exercise of the Option, Avaya will issue to you or your legal representative the number of Shares you purchased under the Option. Neither you nor your legal representative shall be, or have any of the rights and privileges of, a shareholder of Avaya in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until such Shares shall have been issued.

6. REGULATORY APPROVALS. If the Senior Vice President - Human Resources or the Vice President of Compensation, Benefits and Health Service of the Company, or their successor, determines, on advice of counsel, that the listing, registration or qualification of the Shares upon any securities exchange or under any law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of, or in connection with, the exercise of the Option, no portion of the Option may be exercised until or unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The foregoing shall not be construed as requiring any such listing, registration, qualification, consent or approval.

7. GOVERNING LAW. The validity, construction and effect of this Agreement and the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

8. VALUE OF OPTION. Avaya makes no representation as to the value of this Option or whether you will be able to realize any profit out of it.



Please indicate your acceptance of terms 1-8 hereof, and acknowledge that you have received a copy of the Plan, as currently in effect, by signing at the place provided and returning the original of this Agreement.


ACCEPTED AND AGREED:                                              AVAYA INC.
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SIGNATURE                             SOCIAL SECURITY NO.         BY:


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                                                                  VICE PRESIDENT